Exhibit 1.2


                              MIKE'S ORIGINAL, INC.


                       675,000 Shares of Common Stock and
                875,000 Redeemable Common Stock Purchase Warrants

                                                                   , 1997

                          AGREEMENT AMONG UNDERWRITERS

IAR Securities Corp.
99 Wall Street
New York, New York 10005

Gentlemen:

     We wish to confirm as follows the agreement among you, the undersigned, and the other Underwriters named in Schedule A to the Underwriting Agreement (as defined hereinafter), as it is to be executed (all such parties being herein called the "Underwriters"), with respect to the purchase by the Underwriters severally from Mike's Original, Inc., a Delaware corporation (the "Company"), of 675,000 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), and 875,000 Redeemable Common Stock Class A Purchase Warrants, each of which, upon exercise, entitles the owner thereof to purchase one share of Common Stock (the "Warrants"), the option granted therein by the Company to the Underwriters severally to purchase from it up to an additional 101,250 Shares of Common Stock and 131,250 Warrants (such 675,000
Shares and 875,000 Warrants (to the extent such option is exercised) being herein called the "Additional Securities"), and the proposed sale of the Shares and Warrants and the Additional Securities as hereinafter set forth. The obligations of the Underwriters to purchase the Shares and Warrants and Additional Securities pursuant to the Underwriting Agreement are herein called "Underwriting Obligations".

     I. Authority and Compensation of Representative. We hereby authorize you, as our Representative and on our behalf, (a) to enter into an agreement with the Company substantially in the form attached hereto as Exhibit A (the "Underwriting Agreement), but with such changes therein, including changes in those who are to be Underwriters and in the respective numbers Shares and/or Warrants to be purchased by them, as in your judgment are not materially adverse to the Underwriters; provided, however, that the number of Shares and/or Warrants to be purchased by us as set forth in or determined pursuant to the Underwriting Agreement will not be increased, except as provided herein and in the Underwriting Agreement, without our consent, (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement, and (c) to take all such action and execute all such documents and instruments as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and this Agreement and the sale and distribution of the Shares and/or Warrants; provided, however, that the time within which the Registration Statement (as defined in the Underwriting Agreement) is required to become effective pursuant to the Underwriting Agreement will not be extended by more than 24 hours without the approval of a majority in interest of the Underwriters (including you).

     As your share of the compensation for your services hereunder, we will pay you, and we authorize you to charge to our account on the Closing Date and the Additional Closing Dates referred to in the Underwriting Agreement, a sum equal to not more than 25% of the underwriting discount per Share or Warrant for each Share or Warrant which we are then obligated to purchase from the Company pursuant to the Underwriting Agreement.

     We hereby authorize you to furnish such information and to make such representations to the Securities and Exchange Commission (the "Commission") on behalf of the undersigned as you in your discretion may deem necessary or advisable.

     II. Public Offering. A public offering of the Shares and Warrants is to be made, as herein provided, as soon, on or after the effective date of the Registration Statement, as you deem it advisable so to do. The Shares and Warrants are to be initially offered to the public at the public offering price set forth on, or determined pursuant to the disclosure on, the cover page of the Prospectus (as defined in the Underwriting Agreement). You will advise us by telegraph or telephone when the Shares and Warrants are released for offering. We authorize you, as Representative of the Underwriters, after the initial public offering, from time to time to increase or decrease the public offering price, in your sole discretion, by reason of changes in general market conditions or otherwise. The public offering price of the Shares and Warrants at the time in effect is herein called the "Offering Price".

     III. Offering to Dealers and Group Sales. We authorize you to reserve for offering and sale, and on our behalf to sell, to institutions or other retail purchasers (such sales being herein called "Group Sales") and to dealers selected by you (such dealers, among whom any of the Underwriters may be included, being herein called "Dealers") all or any part of our Shares and/or Warrants as you may determine. Such sales of Shares, Warrants and/or Additional Securities, if any, shall be made (a) in the case of Group Sales, at the Offering Price, and (b) in the case of sales to Dealers, at the Offering Price or at the Offering Price less such concession or concessions as you may from time to time determine.

     The aggregate of any Group Sales made for our account shall be as nearly as practicable in proportion to our underwriting obligations (unless you agree to a smaller proportion for the account of any Underwriter at the request of such Underwriter), but it shall not be necessary for each such sale to be made in such proportion. Any sales to Dealers made for our account shall be as nearly as practicable in the ratio that the Shares, Warrants and/or Additional Securities reserved for our account for offering to Dealers bears to the aggregate of all Shares, Warrants and/or Additional Securities of all Underwriters so reserved.

     You agree to notify us promptly on the date of the public offering as to the number of Shares, Warrants and/or Additional Securities, if any, which we may retain for direct sale. Prior to the termination of this Agreement, you may reserve for offering and sale as hereinbefore provided any Shares, Warrants and/or Additional Securities remaining unsold theretofore retained by us and we may, with your consent, retain any Shares, Warrants and/or Additional Securities remaining unsold theretofore reserved by you.

     We authorize you to determine the form and manner of any communications or agreements with Dealers, which may be in the form of the Selling Agreement, or otherwise, as you may determine. If there shall be any such agreements with Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. You may arrange for any Underwriter, including yourself, to become one of such Dealers. Each Underwriter agrees that it will not offer any of the Shares, Warrants and/or Additional Securities for sale at a price below the Offering Price or allow any concession therefrom except as herein otherwise provided.

     It is understood that any Dealer to which an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business, shall execute the written agreement prescribed by Section 24(c) of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "NASD"), and shall either be a member in good standing of the NASD or be a foreign dealer or institution not eligible for membership in the NASD which agrees to make no offers or sales of the Shares, Warrants and/or Additional Securities in the United States, its territories, or its possessions or to persons who are citizens thereof or residents therein, and, in making sales, to comply with the NASD's interpretation with respect to Free-Riding and Withholding and Sections 8, 24, and 36 of the Article III of the NASD's Rules of Fair Practice as if it were an NASD member and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country. The Underwriters may allow, and the Dealers, if any may reallow, such concession or concessions as you may from time to time determine on sales of Shares, Warrants and/or Additional Securities, to any eligible broker or dealer, all subject to the Rules of Fair Practice of the NASD.

     You, as Representative, and any of the Underwriters with your prior consent, may make purchases or sales of Shares, Warrants and/or Additional Securities (c) from or to any of the other Underwriters, at the Offering Price less all or any part of the underwriting discount as set forth on, or determined pursuant to the disclosure on, the cover page of the Prospectus and (d) from or to any of the dealers, at the Offering Price or at the Offering Price less all or any part of the concession to Dealers.

     We  authorize   you  to  determine  the  form  and  manner  of  any  public advertisement of the Shares, Warrants and/or Additional Securities.

     Nothing contained in this Agreement shall be deemed to restrict our right, subject to the provisions of this Section 3, to offer our Shares, Warrants and/or Additional Securities prior to the effective date of the Registration Statement, provided that any such offer shall be made in compliance with any applicable requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange act of 1934, as amended (the "Exchange Act"), and the rules and regulation of the Commission thereunder and of any applicable state or foreign laws.

     IV. Repurchases in the Open Market. Any Shares, Warrants and/or Additional Securities sold by us (otherwise than through you) which, prior to the termination of this Agreement or such earlier date as you may determine, shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters, shall be repurchased by us on demand at a price equal to the cost of such purchase (including commissions and taxes paid in connection with such purchase) plus commissions and taxes on redelivery. Any Shares, Warrants and/or Additional Securities delivered on such repurchase need not be the identical Shares, Warrants and/or Additional Securities originally sold by us. In lieu of delivery of such Shares, Warrants and/or Additional
Securities to us, you may (a) sell such Shares, Warrants and/or Additional Securities in any manner for our account and charge us with the amount of any loss or expense, or credit us with the amount of any profit less any expense, resulting from such sale or, at your option, (b) charge our account with an amount not in excess of the concession to Dealers on such Shares, Warrants and/or Additional Securities, plus commissions and taxes paid in connection with such purchase.

     V. Delivery and Payment. We agree to deliver to you at or before 8:30 A.M., New York City Time, on the Closing Date and any Additional Closing Date referred to in the Underwriting Agreement, at the office of IAR Securities Corp., 99 Wall Street, New York, New York 10005, a certified or official bank check in New York Clearing House funds payable to your order for an amount equal to the initial public offering price, less the selling concession, of either (a) the Shares and Warrants which we are then obligated to purchase pursuant to the Underwriting Agreement or (b) such of our Shares or Warrants which have not been sold or reserved for sale in Group Sales or to Dealers, as you direct. The proceeds of such check shall be credited to our account and applied by you, in the manner provided in the Underwriting Agreement, to the payment of the purchase price of the Shares, Warrants, and/or Additional Securities, against delivery of certificates for such Shares or Warrants or Additional Securities to you for our account. You are authorized to accept such delivery and to give receipts therefor. If we fail (whether or not such failure shall constitute a default hereunder) to deliver to you, or you fail to receive, our check for the Shares, Warrants and/or Additional Securities which we have agreed to purchase, at the time and in the manner provided in this Section 5, you, individually and not as representative of the Underwriters, are authorized (but shall not be obligated) to make payment for such Shares, Warrants and/or Additional Securities for our account, but any such payment shall not relieve us of any of our obligations under the Underwriting Agreement or under this Agreement, and we agree to repay on demand the amount so advanced for our account (plus interest at then current rates).

     Notwithstanding the other provisions of this Section 5, if transactions in the Shares, Warrants and/or Additional Securities can be settled through the facilities of The Depository Trust Company, payment for and delivery of our Shares, Warrants and/or Additional Securities will be made through the facilities of The Depository Trust Company if we are a member, unless we have otherwise notified you prior to a date to be specified by you, or, if we are not a member, settlement may be made through a correspondent which is a member pursuant to instructions we may send to you prior to such specified date.

     We also agree on demand to take up and pay for or to deliver to you funds sufficient to pay for at cost any securities purchased by you for our account pursuant to the provisions of Section 9 hereof, and to deliver to you on demand any securities sold or over-allotted by you for our account pursuant to any provision of this Agreement. We also authorize you to deliver our Shares, Warrants and/or Additional Securities and any other securities purchased by you for our account pursuant to the provisions of Section 9 hereof, against sales made by you for our account pursuant to any provision of this Agreement.

     Upon receipt by you of payment for the Shares, Warrants and/or Additional Securities sold by or though you for our account, you will (c) with respect to such Shares, Warrants and/or Additional Securities paid for by us, remit to us promptly an amount equal to the purchase price paid by us for such Shares, Warrants and/or Additional Securities and credit or debit our account on your books with the difference between the selling price and the purchase price of such Shares, Warrants and/or Additional Securities as set forth in or determined pursuant to Section 5 of the Underwriting Agreement and (d) with respect to such Shares, Warrants and/or Additional Securities not paid for by us, credit or debit our account on your books with the difference between the selling price and the purchase price of such Shares, Warrants and/or Additional Securities as set forth in or determined pursuant to Section 5 of the Underwriting Agreement. You agree to cause to be delivered to us, as soon as practicable after the Closing Date or any Additional Closing Date, as the case may be, referred to in the Underwriting Agreement, such part of our Shares, Warrants and/or Additional Securities as shall not have been sold or reserved for sale by you for our account.

     In case any Shares, Warrants and/or Additional Securities reserved for sale in Group Sales or to Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (e) to accept delivery when tendered by you of any Shares, Warrants and/or Additional Securities so reserved for our account and not so purchased and paid for and (f) in case we shall have received payment from you in respect of any such Shares, Warrants and/or Additional Securities, to reimburse you on demand for the full amount which you shall have paid us in respect of such Shares, Warrants and/or Additional Securities.

     VI. Authority to Borrow. We authorize you (to the extent permitted by law) to advance your funds for our account (charging then current interest rates) and to arrange loans and to purchase funds for our account for the purpose of carrying out this Agreement and in connection therewith to execute and deliver any notes or other instruments and to hold or pledge as security therefor all or any part of the Shares, Warrants and/or Additional Securities purchased by us pursuant to the Underwriting Agreement or any other securities purchased by you for our account pursuant to the provisions of Section 9 hereof as you shall determine in your discretion. Any lending bank is hereby authorized to accept your instructions as Representative in all matters relating to such loans and purchase of funds. We will repay on demand any such advances, loans, or purchases, including interest thereon at then current rates.

     VII. Allocation of Expense and Liability. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided, and (b) our proportionate share (based on our underwriting obligations) of all expenses incurred by you in connection with the purchase, carrying, and distribution, or proposed purchase and distribution, of the Shares, Warrants and/or Additional Securities and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. Funds for our account at any time in your hands as our Representative may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account, after proper charge and credit for all interim payments and receipts, shall be paid to or paid by us; provided, however, that you in your discretion may establish such reserves as you deem advisable to cover possible additional expenses chargeable to the Underwriters.

     VIII. Liability for Future Claims. Neither any statement by you, as Representative of the Underwriters, of any credit or debit balance in our account nor any reservation from distribution to cover possible additional expenses relating to the Shares, Warrants and/or Additional Securities shall constitute any representation by you as to the existence or non-existence of possible unforeseen expenses or liabilities of or charges against the Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our underwriting obligations) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters or any of them, including any liability which may be incurred by or for the accounts of the Underwriters or any of them based on the claim that the Underwriters constitute an association, unincorporated business, partnership, or separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.

     IX. Stabilization. We authorize you, until the termination of this Agreement, (a) to make purchases and sales of Shares, Warrants and/or Additional Securities or of any other securities of the Company, in the open market or otherwise, for long or short account, and on such terms and at such prices as you in your discretion may deem desirable, (b) in arranging for sales of Shares, Warrants and/or Additional Securities to Dealers, to over-allot, and (c) either before or after the termination of this Agreement, to cover any short position incurred pursuant to this Section 9; subject, however, to the applicable rules and regulations of the Commission under the Exchange Act. All such purchases, sales, and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations.

     If you engage in any stabilizing transactions as Representative of the Underwriters, you shall notify us of that fact. If we effect any transaction which may be deemed to be a stabilizing purchase, we will notify you in writing within three business days following such purchase of the information required by Rule 17a-2(d) under the Exchange Act.

     We agree to advise you, from time to time upon request until the settlement of accounts hereunder, of the number of Shares, Warrants and/or Additional Securities at the time retained by us unsold, and we will upon request sell to you for the accounts of one or more of the several Underwriters such number of our unsold Shares, Warrants and/or Additional Securities as you may designate, at the Offering Price less such amount, not in excess of the concession to Dealers, as you may determine.

     X. Open Market Transactions. We agree that except with your consent and except as herein provided we will not, prior to the termination of this agreement or until you notify us that we are released from this restriction, bid for, purchase, or sell, directly or indirectly, for our own account, in the open market or otherwise, or attempt to induce others to bid for, purchase, or sell, either before or after the sale of the Shares, Warrants and/or Additional Securities and either for long or short account, any securities of the Company or any right to purchase any such security, and, prior to the completion (as defined in Rule 10b-6 under the Exchange Act) of our participation in the distribution, we will otherwise comply with Rule 10b-6. We represent that we have complied with Rule 10b-6 in connection with the offering. Nothing in this
Section 10 shall prohibit us from acting as broker or agent in the execution of unsolicited orders of customers for the purchase or sale of any securities of the Company.

     XI. "Blue Sky." Prior to the initial offering by the Underwriters, you will inform us as to the advice you have received from counsel concerning the jurisdictions under the respective "blue sky" or securities laws of which it is believed that the Shares, Warrants and/or Additional Securities have been qualified or registered or are exempt for offer and sale, but you have not assumed and will no assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or Dealer to offer or sell the Shares, Warrants and/or Additional Securities in any jurisdiction. You agree, however, to cause to be filed a Further State Notice with respect to the Shares, Warrants and/or Additional Securities if, in the opinion of counsel for the Underwriters, such filing is required by Article 23-A of the General Business Law of the State of New York.

     We authorize you, if you deem it inadvisable in arranging sales of Shares, Warrants and/or Additional Securities for our account hereunder to sell any of our Shares, Warrants and/or Additional Securities to any particular Dealer or other buyer because of the "blue sky" or securities laws of any jurisdiction, to sell our Shares, Warrants and/or Additional Securities to one or more other Underwriters at the Offering Price less, in the case of a sale for resale to a Dealer, such amount, not in excess of the concession to Dealers, as you may determine. The transfer tax on any such sales among Underwriters shall be treated as an expense and charged to the respective accounts of the Underwriters in proportion to their respective underwriting obligations.

     XII. Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.

     In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any securities purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such securities sold or over-allotted by you for their respective accounts pursuant to any provision of this Agreement, or to bear their respective shares of expenses or liabilities pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by you or the Company for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share (without regard to the obligation of such defaulting Underwriter or Underwriters) of the aforesaid obligations of each such defaulting Underwriter without relieving any such Underwriter of its liability therefor.

     XIII. Termination of Agreement. Unless earlier terminated by you, the provisions of Sections 2, 3, 4, 6, 9 and 10 hereof shall, except as otherwise provided therein, terminate at the close of business on the forty-fifth day after the public offering price of the Stock is determined, but may be extended by you for an additional period or periods not exceeding forty five days in the aggregate. You may, however, terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to us.

     XIV. General Position of the Representative. In taking action under this Agreement, you shall act only as agent of the Underwriters, except as otherwise specifically provided herein where you may act individually. Your authority as Representative of the Underwriters shall include the taking of such actions as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Shares, Warrants and/or Additional Securities, including the right to make any modifications which you consider necessary or desirable in the arrangements with Dealers or others. You shall be under no liability for or in respect of the value of the Shares, Warrants and/or Additional Securities or the validity or the form thereof, any preliminary prospectus, the Registration Statement, the Prospectus, the Underwriting Agreement, or other instruments executed by the Company, or others; or for or in respect of the delivery of the Shares, Warrants and/or Additional Securities; or for the performance by the Company, or others of any agreement on its or their part; nor shall you as such Representative or otherwise be liable to the Underwriters under any of the provisions hereof or for any matters connected herewith, except for want of good faith; and no obligation not expressly assumed by you as such Representative herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representative of each of them respectively. Nothing herein contained shall constitute the Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof. The commitments and liabilities of each of the Underwriters are several in accordance with their respective underwriting obligations and are not joint. If for federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and agrees not to take any position inconsistent with such election. You, as Representative of the Underwriters, are authorized, in your discretion, to execute and file on behalf of the Underwriters such evidence of such election as may be required by the Internal Revenue Service.

     XV. Acknowledgment of Registration Statement. We hereby confirm that we have received and examined the Registration Statement (including all amendments thereto but excluding exhibits) and the related prospectus in respect of the Stock as heretofore filed with the Commission, that we are familiar with any amendment to the Registration Statement which may have been filed and the final form of amendment and prospectus proposed to be filed, that we are willing to accept the responsibilities of an Underwriter thereunder, and that we are willing to proceed as therein contemplated. We further confirm that the statements made under the heading " Underwriting" in such proposed final form of prospectus, insofar as they relate to us, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any amendment or supplement to the Registration Statement or the Prospectus promptly, if and when received by you, but the making of such changes, amendments, or supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.

     XVI. Indemnity and Contribution. A. We agree to indemnify and hold harmless each other Underwriter (including you), its officers, directors, partners, employees, agents, and counsel and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the extent and upon the terms which we agree to indemnify and hold harmless the Company as set forth in the Underwriting Agreement.

     B. Each Underwriter (including you) will pay, upon your request, as contribution, its proportionate share, based upon its underwriting obligation, of any losses, liabilities, claims, or damages, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus, the Registration Statement, the Prospectus (as from time to time amended or supplemented), any amendment or supplement thereto, any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Shares, Warrants and/or Additional Securities, or in any application or other document or communication executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares, Warrants and/or Additional Securities under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will pay such proportionate share, based upon its underwriting obligation, of all attorney's fees and any and all expenses whatsoever reasonably incurred by you or with your consent in investigating, preparing, or defending against any such loss, liability, claim, or damage, or any action in respect thereof and any amounts paid in settlement of any claim or litigation. In determining the amount of our obligation under this Section 16(b), appropriate adjustment will be made by you to reflect any amounts received by any Underwriter in respect of such untrue statement, alleged untrue statement, omission, or alleged omission from the Company pursuant to the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this Section 16(b) any loss, liability, claim, damage, or expense which is reasonably incurred by us as a result of any such claim asserted against us (other than fees and disbursements of our separate counsel if such counsel is not approved by you as provided in the next sentence), and if such loss, liability, claim, damage, or expense is incurred by us subsequent to any payment by us pursuant to this
Section 16(b), appropriate provision shall be made to effect such credit by refund or otherwise. If any such claim is asserted or any action is commenced in respect thereto, you may take such action in connection therewith as you deem necessary or desirable, including retaining counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group or Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this Section 16(b).

           C.  Our  indemnity  and  contribution  agreements  contained  in this
Section 16 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or its officers, directors, partners, employees, agents, counsel, or controlling persons (if any) and shall survive the delivery of the Shares, Warrants and/or Additional Securities to the several Underwriters and the termination of this Agreement and the similar agreements entered into with the other Underwriters. In determining amounts payable pursuant to Section 16(b) hereof, any loss, liability, claim, damage, or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act or by any officer, director, partner, employee, agent, or counsel of any Underwriter which has been incurred by reason of such control or other relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter. No Underwriter may settle any such claim or action, except you may so settle on advice of counsel retained by you and with approval of a majority in interest of the Underwriters (including you). Whenever you receive notice of the assertion of any claim or the commencement of any action to which the provisions of Section 16(b) hereof would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters default in its or their obligation to make payments under Section 16(b) hereof, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's underwriting commitment as related to the underwriting commitments of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter of liability for its default.

     XVII. Capital Requirements. We confirm that we may, in accordance with and pursuant to Rule 15c3-1 promulgated by the Commission under the Exchange Act and any applicable rules relating to capital requirements of any securities exchange to which we are subject, agree to purchase the numbers of Shares, Warrants and/or Additional Securities we may be obligated to purchase under any provision of the Underwriting Agreement or this Agreement.

     XVIII. Undertaking to Mail Prospectuses. As contemplated by Rule 15c2-8 under the Exchange Act, you agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in Rule 15c2-8, such mailing to be made to the address given in the request. We confirm that we have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all final prospectuses and amendments or supplements thereto required to be delivered under Rule 15c2-8. You have heretofore delivered to us such preliminary prospectuses as have been requested by us, receipt of which is hereby acknowledged, and will deliver such copies of the Prospectus will be requested by us.

     XIX. Miscellaneous. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram, or teletype, to us at our address as set forth in our Underwriters' Questionnaire previously delivered to you, or to you at IAR Securities Corp., 99 Wall Street, New York, New York 10005 Attention: Isaac Rabinowitz, President.

     We understand that you are a member in good standing of the NASD. We represent that we are actually engaged in the investment banking or securities business and that we are a member in good standing of the NASD which agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's interpretation with respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or, if we are not such a member, we are a foreign dealer or institution not eligible for membership in the NASD (a) which agrees to make no offers or sales within the United States, its territories, or its possessions (except that we may participate in Group Sales under Section 3 hereof) or to persons who are citizens thereof or residents therein, and, in making sales, to comply with the NASD's interpretation with respect to Free-Riding and Withholding and Sections 8, 24, and 36 of Article III of the NASD's Rules of Fair Practice as if we were an NASD member and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country and (b) which in connection with sales and offers of Shares, Warrants and/or Additional Securities made by us outside the United States, (i) will either furnish to each person to whom any such offer or sale is made a copy of the then current preliminary prospectus or the Prospectus (as then amended or supplemented if the Company shall have furnished amendments or supplements thereto), as the case may be, or inform such person that such preliminary prospectus or the Prospectus will be made available upon request and
(ii) will furnish to each person to whom any such offer or sale is made such prospectus, advertisement, or other offering document containing information relating to the Shares, Warrants and/or Additional Securities, Common Stock, Warrants, or the Company as may be required under the law of the jurisdiction in which such offer or sale is made. Any prospectus, advertisement, or other offering document furnished by us to any person in accordance with clause
(b)(ii) of the preceding sentence and any such additional offering material as we may furnish to any person (c) shall comply in all respects with the laws of the jurisdiction in which it is so furnished, (d) shall be prepared and so furnished at our sole risk and expense, and (e) shall not contain information relating to the Common Stock, Warrants, or the Company which is inconsistent in any respect with the information contained in the then current preliminary prospectus or in the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be.

     This Agreement may be signed by the Underwriters in various counterparts which together shall constitute one and the same agreement among all the Underwriters and shall become effective at such time as all the Underwriters shall have signed such counterparts and you shall have confirmed all such counterparts.

     This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

     Please confirm that the foregoing correctly sets forth the understanding between us by signing and returning to us a counterpart hereof.

                          Very truly yours,


                          -----------------------------------
                          As Attorney-in-Fact for each of the
                          Underwriters named in Schedule A to the
                          Underwriting Agreement

Confirmed as of the date first above written.
New York, New York

IAR SECURITIES CORP.


By: __________________________________
       Name:
       Title: